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                                                                    EXHIBIT 23.2

                             REPORT ON SCHEDULE AND
                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Corsair Communications, Inc.:

The audits referred to in our report dated January 26, 1998, included the related financial statement schedule as of December 31, 1997, and for each of the years in the three-year period ended December 31, 1997 included in the Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the headings "Selected Financial Data of Corsair" and "Experts" in the prospectus.

                                   KPMG PEAT MARWICK LLP



San Francisco, California
May 6, 1998